Exhibit 3.12

ARA-RHODE ISLAND DIALYSIS II LLC

Operating Agreement

Dated as of March 22, 2004

This OPERATING AGREEMENT of ARA-Rhode Island Dialysis II LLC (the “Company”) is being duly executed by American Renal Associates Inc. as initial member, to form a limited liability company under the Limited Liability Company Act of the State of Delaware, as amended (the “LLC Act”).

1. Name. The name of the Company is ARA-Rhode Island Dialysis II LLC.

2. Registered Office. The address of the office of the Company required to be maintained pursuant to the LLC Act shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware. The resident agent for service of process on the Company required to be maintained pursuant to the LLC Act shall be Corporation Trust Company at such address.

3. Term and Events of Dissolution. The Company shall continue until dissolved upon the happening of any of the following events: (a) the occurrence of any event specified under the LLC Act as one effecting dissolution; or (b) the unanimous election by the members to dissolve the Company.

4. Manager. The name and the address of the initial manager of the Company is as follows: American Renal Associates Inc., 5 Cherry Hill Drive, Danvers, MA 01923. Every agreement, instrument, or other document to be executed or delivered by the Company shall require the signature of the above-named manager to be effective.

5. Members. The sole initial member of the Company is American Renal Associates Inc., a Delaware corporation.

6. Capital. The initial capital contribution of the member is as follows:

American Renal Associates Inc.	$10

7. Profits and Losses; Distributions. The percentage interest of the members in profits and losses and distributions is as follows:

American Renal Associates Inc.	100%

8. Additional Members. Additional members may be admitted from time to time with the written approval of the then manager who shall specify the capital contribution, interest in profits and losses and other terms applicable to such admission.

9. General Character of Business. The purposes of the Company are to engage in any lawful activity for which limited liability companies may be organized under the Act, including, but not limited to: (i) the direct or indirect ownership of renal dialysis facilities to be located in the areas of East Providence, Cranston, and Johnston, Rhode Island; and (ii) such other activities or transactions necessary or appropriate in connection with or to effectuate the foregoing.

10. Management. The business and affairs of the Company shall be managed exclusively by the manager. Any document signed by the manager then serving shall be deemed approved.

11. Restrictions on Transfer. No member may transfer its interest in the Company without the consent of the other members, which may be withheld in their discretion.

12. Amendments. This agreement may only be amended by a written document signed by all of the members. Any document signed by all of the members after the date hereof and indicating it is the Operating Agreement of ARA-Rhode Islande Dialysis II LLC shall be deemed a restatement of this agreement whether or not it specifies it is a restatement.

IN WITNESS WHEREOF, the undersigned has executed this Operating Agreement as of March 22, 2004.

AMERICAN RENAL ASSOCIATES INC.

By:	/s/ Joseph A. Carlucci
Joseph A. Carlucci
Chief Operating Officer

CONSENT OF

ARA-RHODE ISLAND DIALYSIS II LLC

AS THE SOLE MEMBER OF

ARA-EAST PROVIDENCE DIALYSIS LLC,

ARA-CRANSTON DIALYSIS LLC, AND

ARA-JOHNSTON DIALYSIS LLC

The undersigned, being the sole member of ARA-East Providence Dialysis LLC, ARA-Cranston Dialysis LLC, and ARA-Johnston Dialysis LLC (the “Companies”), hereby consents to the adoption of the following resolutions:

RESOLVED:	That the distribution by ARA-Rhode Island Dialysis II LLC (“ARA”) of its Membership Interests in each of the Companies to its sole shareholder, American Renal Associates Inc., be and it hereby is authorized and approved.

Adopted the 3rd day of June, 2004.

ARA-RHODE ISLAND DIALYSIS II LLC

By:	/s/ Joseph A. Carlucci
Joseph A. Carlucci
Chief Operating Officer